EXHIBIT 10.16
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                        PRECISE SOFTWARE SOLUTIONS LTD.,
                        --------------------------------
                      1995 SHARE OPTION AND INCENTIVE PLAN
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1.       Purpose & Construction
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         1.1      The purpose of the Precise Software Solutions Limited 1995
                  Share Option and Incentive Plan (the "Plan") is to afford an incentive to directors, officers, key employees and consultants of Precise Software Solutions Limited (the Company"), and any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as employees, to increase their efforts on behalf of the Company and to promote the success of the Company's business.

         1.2 It is further intended that options granted by the Company to its salaried employees and the optioned shares shall each constitute "Shares" within the meaning of the Tax Rules (as hereinafter defined).

2.       Definitions
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         As used in the Plan, the following words and phrases shall have the meanings indicated opposite each of them, respectively:

         2.1 "Subsidiary"-- any company which is directly or indirectly owned and/or controlled by the Company;

         2.2      "Shares"-- ordinary Shares of 0.02 N.I.S. each in the Company;

         2.3      "Grantee"-- any person eligible to participate in the Plan;

         2.4 "Employee"-- a Grantee who is a salaried employee of the Company proper;

         2.5 "Employment Agreement"-- the employment agreement entered into between the Company (or a Subsidiary, as the case may be) and a Grantee;

         2.6 "Disability" -- the inability of a Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months;

         2.7 "Option"(s)-- a grant to a Grantee of an option(s) to purchase the Shares;

         2.8      "Optioned Shares"-- the Shares to which an option relates;

         2.9 "Transfer of Control" -- the closing of a sale, by way of private offering or otherwise, in terms of which at least 50.1% (fifty and one tenth of a percent) of the total combined voting power of all classes of shares of the Company are transferred from those shareholders who were holding such voting power on the date the Plan was first implemented;

         2.10     "Tax Rules" -- the provisions set forth in Chapter B, part E, section 102 of the Income Tax Ordinance (New Version), 1961 and in the Income Tax Rules (Income Tax Abatement on Allotment of Shares To Employees), 1989;

         2.11 "Trustee"-- the trustee designated by the Company and (to the extent required by the Tax Rules) approved by the Income Tax Commissioner;

         2.12 "Restricted Period" -- the applicable period specified in the Employment Agreement, which period, with respect to an Employee, shall not be shorter than 24 months from the date on which an Option was initialls Granted.

3.       Administration
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         The Plan shall be administered by a committee (the "Committee,)
         established by the Board of Directors of the Company.

4.       Eligibility
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         Persons designated by the Committee, shall be eligible to be granted
         Options hereunder. In determining the persons to whom Options shall be granted and the number of the Optioned Shares, the Committee, in its sole discretion, shall take into account the contribution by the eligible individuals to the management, growth and profitability of the business of the Company and such other factors as the Committee shall deem relevant.

5.       Shares
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         5.1      The maximum number of Shares reserved for the grant of Options under the Plan shall be determined by the Committee.

         5.2 If any outstanding Option should, for any reason expire, be cancelled, or be terminated without having been exercised in full, the Optioned Shares allocable to the unexercised, cancelled or terminated portion of such option shall become available for subsequent grants of Options to other Grantees.

6.       Terms & Conditions of Options
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         Each Option granted pursuant to the Plan shall be evidenced by appropriate provisions in the applicable Employment Agreement, which provisions shall state the number of the Optioned Shares, the date(s) on which an option may be exercised and term of the Restricted Period. In addition, each Option shall be subject to the following terms and conditions as well as such other terms and conditions, not inconsistent with the Plan, as the Committee may determine:
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         6.1      the Option Price shall be a sum expressed in Israeli currency as determined by the Committee.

         6.2 the manner of payment of the Option Price shall be in cash, at the time of exercise of the Option;

         6.3 the term and the exercisability of options shall be as described in Section 7 below.

7.       Exercisability of Options
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         7.1      Options may be exercised, as to any or all of the Optioned
                  Shares, by giving written notice of such exercise to the Committee or to its designated agent.

         7.2 Each Option may be exercised in one or in several cumulative installments as specified in the Employment Agreement.

         7.3 Options must be exercised within 10 (ten) calendar years of the date of their grant (hereinafter "the exercise Period"). Options not exercised within the Exercise Period shall be null & void.

         7.4 Except as provided in Section 7.5 hereof, an Option may not be exercised unless the Grantee (i) is then in the employment of the Company or of a Subsidiary, and (ii) has remained continuously so employed since the date of grant of the Option.

         7.5      7.5.1    If a Grantee shall die while employed by the Company
                           or by a Subsidiary, or if the Grantee's employment shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by will or inheritance or otherwise by reason of the death or Disability of the Grantee. In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or a disabled
                           Grantee, written notice of such exercise shall be accompanied by such proof of the right of such legal representative to exercise the applicable Option, as the Committee shall reasonably require.

                  7.5.2 Upon the termination of employment (other than by reason of retirement), a Grantee shall be entitled to exercise the outstanding Options, within 30 days from the day his employment has ended, regardless of the reasons for the termination of employment.

                  7.5.3 Upon reaching the age of retirement a Grantee shall be entitled to exercise the then outstanding Options, within 3 months from the last day of his employment.

8.       Non-transferability of Options
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         Except as provided in Section 7.5.1 above, Options may not be sold, assigned, transferred, pledged, mortgaged or otherwise disposed of, and may be exercised, during the lifetime of the Grantee, only by the Grantee, or -- in the circumstances described in Section 9.2 hereinafter -- only by the Trustee.

9.       Restricted Period
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         9.1      During the Restricted Period, all the rights of the Grantee to, and in, the Option and in the Optioned Shares shall be vested in the Trustee.

         9.2 Options granted to Employees and exercisable within the Restricted Period may be exercised only by the Trustee who shall act upon the instructions of the Grantee.

         9.3 Shares issued in consequence of any Option exercised during the Restricted Period shall be registered in the name of the Trustee.

         9.4 For so long as the Shares remain registered in the name of the Trustee, or until such time as the Grantee shall pay the full amount of tax due in accordance with any applicable law (the "Tax"), whichever occurs later, the Shares may not be sold, assigned, transferred, pledged, mortgaged or otherwise disposed of, except when transmitted by succession or by any other applicable law.

         9.5 Certificates of Shares issued to the Trustee shall bear the following legend:

                           "THESE SHARES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, MORTGAGED OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS OF THE SHARE OPTION AND INCENTIVE PLAN DEPOSITED AT THE COMPANY'S OFFICE."

                  and any attempt to dispose of any such Shares in contravention of the aforementioned restrictions shall be null, void and without effect.

         9.6 During the Restricted Period, the Grantee shall have the right to receive dividends payable with respect to, and to vote, the Shares held by the Trustee. To this end, the Trustee shall remit to the Grantee all the dividends received from the Company immediately upon their first receipt and shall supply the Grantee, from time to time, with the necessary proxies to enable the Grantee to participate at the General Meetings of the Company and to vote thereat.

         9.7 Each Grantee who is an Employee shall confirm to the Company and to the Trustee, in writing: (i) his consent to the terms and conditions of the Plan, and (ii) his waiver of any claim to a tax exemption pursuant to Sections 95 or 97(a) of the income Tax ordinance or under Chapter Seven of the Law for the
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                  Encouragement of Industry (Taxes), 1969, with respect to the transfer of the Shares within the Restricted Period.

         9.8 Upon the expiry of the Restricted Period and subject to any other restrictions in terms of the Public Offering, the Grantee shall be entitled to require the Trustee to transfer the Shares to the Grantee (or to whom Grantee may designate), provided that such transfer shall not take place unless and until (i) the Grantee shall first pay the applicable Tax; and
                  (ii) such payment shall be evidenced by an appropriate certificate provided to the Trustee by the Income Tax Authorities.

         9.9 Any bonus shares issued by the Company with respect to the Shares held by the Trustee shall be likewise registered in the name of the Trustee and all the provisions of this Section 9 shall equally apply to such bonus shares.

         9.10 Without derogating from the provisions of this Section 9, the Company shall be entitled to deduct from any cash emoluments payable to the Grantee (by way of salary or otherwise) such amounts of the Tax, if any, as may be required by law to be withheld at source upon (or following) the exercise of an Option and/or the issue of any Optioned Shares.

10.      Rights as a Shareholder
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         A Grantee shall have no rights as a shareholder with respect to any optioned Shares until the date of the actual issuance of a Share certificate to him or to the Trustee (as the case may be).

         Notwithstanding the above, if prior to the exercise of any Option, there shall be declared and paid a dividend upon the Optioned Shares or the Optioned Shares will be split-up converted, exchanged, reclassified or in any way substituted for, or if bonus shares will be issued to shareholders, then the unexercised Option shall entitle the holder thereof, upon its future exercise, to such number and kind of shares or cash to which the Grantee would have been entitled, had he actually owned the shares at the time of said event.

         The terms of the Plan shall govern the issuance of any additional shares following the issuance of bonus shares or the split-up of shares.

         Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding Shares, the Committee shall make such equitable adjustments to the number of Optioned Shares available hereunder or to any outstanding Option as it shall deem appropriate to prevent dilution or enlargement of rights.

11.      No Rights to Employment
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         11.1     Nothing in the Plan or in any agreement entered into pursuant hereto, shall confer upon any Grantee the right to continue in the employment of the Company or of any Subsidiary, or to receive any remuneration or benefits not set forth in the Plan or in such agreement, or to interfere with, or limit in any way, the right of the Company or any such Subsidiary to terminate such Grantee's employment.

         11.2 Options granted under the Plan shall not be affected by any change in duties or position of a Grantee, as long as such Grantee continues in the employment of the Company or of any Subsidiary.